                                                                    Exhibit 10.6
                                                                    ------------

                         TRANSITION SERVICES AGREEMENT
                         -----------------------------

     THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is entered into as of August 5, 1999, by and among Hyundai Electronics Industries Co., Ltd., a corporation incorporated under the laws of the Republic of Korea ("HEI"), Hyundai Electronics America, a California corporation ("HEA," and collectively with HEI, "Hyundai"), ChipPAC, Inc., a California corporation ("CPI"), ChipPAC Korea Company Ltd., a corporation incorporated under the laws of the Republic of Korea ("CPK"), Hyundai Electronics Company (Shanghai) Ltd., a company limited under the laws of the People's Republic of China ("ChipPAC Shanghai I"), ChipPAC Assembly and Test (Shanghai) Company, Ltd., a company limited under the laws of the People's Republic of China ("ChipPAC Shanghai II," and collectively with ChipPAC Shanghai I, "CPC"), ChipPAC Barbados Limited, a corporation incorporated under the laws of Barbados ("Barbados"), ChipPAC Limited, a corporation incorporated under the laws of the Territory of the British Virgin Islands ("BVI"). CPI, CPK, CPC, Barbados and BVI are collectively referred to herein as the "Companies" and individually as a "Company." Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given such terms in the Recapitalization Agreement (as defined in the Recitals below).

                                   RECITALS:
                                   --------

     WHEREAS, HEI was the owner of all of the issued and outstanding shares of capital stock of CPK and all of the outstanding equity interests of ChipPAC Shanghai I; CPI was the owner of all of the outstanding equity interests of ChipPAC Shanghai II; and HEA was the owner of all of the issued and outstanding capital stock of CPI;

     WHEREAS, pursuant to the transactions contemplated by that certain Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, by and among HEI, HEA, CPI and ChipPAC Merger Corp., a Delaware corporation (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Recapitalization Agreement"), the capital structure of each of CPK, CPC and CPI was reconstituted such that (i) each of CPK, CPC, Barbados and BVI is now a direct or indirect wholly owned subsidiary of CPI and (ii) HEA now holds a minority interest in CPI;

     WHEREAS, prior to the consummation of the Recapitalization Transactions, Hyundai and certain of its Affiliates provided certain administrative and other services to the Companies in connection with the Companies' worldwide semiconductor packaging and testing businesses (the "Business"); and

     WHEREAS, Hyundai and the Companies recognize that it is advisable for Hyundai and/or certain of its Affiliates to continue to provide certain administrative and other services to the Companies for a transition period.

     NOW, THEREFORE, the Companies and Hyundai hereby agree as follows:

                                   ARTICLE 1
                               SERVICES PROVIDED
                               -----------------

     1.1 Transition Services. Upon the terms and subject to the conditions set forth in this Agreement, Hyundai will, or will cause its Affiliates to, provide to the Companies for the Business each of the services listed in Exhibit A, which is attached hereto and made part of this Agreement (hereinafter referred to individually as a "Transition Service," and collectively as the "Transition Services"), during the time period for each Transition Service set forth on Exhibit A (hereinafter referred to as the "Time Periods" for all of the Transition Services, and the "Time Period" for each Transition Service).

     1.2 Personnel. In providing the Transition Services, Hyundai and its Affiliates, as they deem necessary or appropriate in their sole discretion, may
(a) use such personnel of Hyundai or its Affiliates and (b) employ the services of third parties to the extent such third party services are routinely used to provide similar services to Hyundai's or its Affiliates' business operations or are reasonably necessary for the efficient performance of any of such Transition Services.

     1.3  Level of Transition Services.
          ----------------------------

     (a) Hyundai and its Affiliates shall perform the Transition Services exercising the same degree of care as they exercise in performing the same or similar services for their own account, with priority equal to that provided to their own business operations. Nothing in this Agreement shall require Hyundai or any of its Affiliates to favor the Business over its own business operations.

     (b) Unless otherwise specifically set forth in the Exhibits attached hereto, it is the intention of the parties that a Company's level of use of any Transition Service that such Company elects to use shall not be higher than the level of use required by the Business prior to the date hereof. In no event shall any Company be entitled to any new service or to increase its use of any of the Transition Services above that level of use without the prior written consent of Hyundai, which consent may be withheld by Hyundai in its sole discretion.

     1.4  No Obligation to Continue to Use Services.
          -----------------------------------------

     (a) Except as otherwise expressly set forth in the Exhibits attached hereto, none of the Companies shall have any obligation to continue to use any of the Transition Services, and any Company may delete any Transition Service from the Transition Services that Hyundai is providing to such Company by giving Hyundai not less than ten (10) business days' prior written notice of its desire to delete any or all Transition Services provided to such Company.

     (b) If any Transition Service is terminated by a Company, such Company may not elect to reinstate such Transition Service.

                                   ARTICLE 2
                                  COMPENSATION
                                  ------------

     2.1 Consideration. As consideration for the Transition Services, the Company to whom the Transition Service is provided (the "Receiving Company") shall pay to Hyundai the amount specified for each Transition Service as set forth in Exhibit A. Upon the deletion of any Transition Service in accordance with paragraph 1.4 above, the compensation to be paid under this paragraph 2.1 shall be reduced by the amount specified for such deleted Transition Service.

     2.2 Invoices. Each month during the term of this Agreement, Hyundai shall submit one invoice (containing itemized entries) to the Receiving Company for all Transition Services provided to such Company during that month. Such monthly invoices shall be issued as promptly as practicable following the month in which such services were rendered. Each invoice shall include itemization in reasonable detail of the invoiced amounts. Upon request by the appropriate Receiving Company, Hyundai will provide such further detail regarding any amounts invoiced pursuant to this paragraph 2.1 as such Company may from time to time reasonably request, including, without limitation, detail with respect to any third party billing information relating to the Transition Services provided under this Agreement. All invoices shall be sent to the appropriate Receiving Company with a copy to CPI at the following address:

               ChipPAC, Inc.
               3151 Coronado Drive
               Santa Clara, California  95054
               U.S.A.
               Attention:  Chief Financial Officer
               Facsimile:  (408) 486-5914

     2.3 Payment of Invoices. The appropriate Receiving Company will pay all amounts due pursuant to this Agreement within thirty (30) days after receipt of each such invoice hereunder.

                                   ARTICLE 3
                                CONFIDENTIALITY
                                ---------------

     3.1  Obligations.  The obligations of confidentiality set forth in
Section 12.5 of the Recapitalization Agreement are hereby incorporated herein by reference.

     3.2 Effectiveness. The foregoing obligations of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of three (3) years after the termination or expiration of this Agreement.

                                   ARTICLE 4
                              TERM AND TERMINATION
                              --------------------

     4.1 Term. This Agreement shall become effective on the date hereof and shall remain in force until the expiration of the longest Time Period unless all of the Transition Services are deleted by the Companies in accordance with paragraph 1.4 above, or this Agreement is terminated under paragraph 4.2 below prior to the end of such period.

     4.2  Termination.
          -----------

     (a) If any of Hyundai or its Affiliates, on the one hand, or any of the Companies, on the other hand (hereafter called the "Defaulting Party"), shall fail to perform or default in the performance of any of its obligations under this Agreement, the other party (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement if such failure or default is not cured within thirty
(30) days of such written notice. If any failure or default so specified is not cured within such thirty (30) day period, the Non-Defaulting Party may elect to immediately terminate this Agreement or any portion of the Transition Services described on Exhibit A; provided that if the failure or default relates to a dispute made in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute.

     (b) Either Hyundai or the Companies may immediately terminate this Agreement by a written notice to the other without any prior notice upon the occurrence of any of the following events: (i) the other party enters into proceedings in bankruptcy or insolvency; (ii) the other party shall make an assignment for the benefit of creditors; (iii) a petition shall be filed against the other party under a bankruptcy law, a corporate reorganization law, or any other law for relief of debtors (or similar law in purpose or effect), which petition has not been dismissed or discharged within sixty (60) days after the filing thereof; (iv) the other party enters into liquidation or dissolution proceedings; or (v) sale or transfer to an unaffiliated third party of a majority of the assets or capital stock or voting power of CPI, whether by merger, stock or asset purchase or otherwise. In addition, the Companies may terminate the Export and Consulting Services on the terms and subject to the conditions set forth in Exhibit A.

     4.3 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) for the period set forth therein, the obligations of each party under Articles 3 and 4 and (b) Hyundai's right to receive the compensation for the Transition Services delivered to the Companies (as described in paragraph 2.1 above) incurred prior to the date of termination.


                                   ARTICLE 5
                                 MISCELLANEOUS
                                 -------------

     5.1 Amendments. This Agreement shall not be amended or modified except in writing signed by the parties hereto.

     5.2 Successors and Assignment. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights or duties pursuant to this Agreement without the prior written consent of the other party hereto; provided that any Company may assign its rights under this Agreement as collateral security to any Company's or its Affiliates' financing sources.

     5.3 Entire Agreement. This Agreement and the schedules and exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

     5.4  Notices. Except as otherwise provided in paragraph 2.1 hereof
(with respect to delivery of invoices), any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following address, or to such other address as any party may request, in the case of Hyundai, by notifying the Companies, and in the case of the Companies, by notifying Hyundai:

     To the Companies:  ChipPAC Limited
                        Craigmuir Chambers
                        P.O. Box 71
                        Road Town, Tortola
                        British Virgin Islands
                        Attention: Richard Parsons
                        Facsimile: (284) 494-7906

                        ChipPAC, Inc.
                        3151 Coronado Drive
                        Santa Clara, California  95054
                        U.S.A.
                        Attention:  Chief Financial Officer
                        Facsimile:  (408) 486-5914

                        and
                        ---

     Copy to:           Kirkland & Ellis
                        200 East Randolph Drive
                        Chicago, IL  60601
                        Attention:  Jeffrey C. Hammes, P.C.
                                    Gary M. Holihan
                        Fax: (312) 861-2200

     To Hyundai:    Hyundai Electronics America
                    3101 North First Street
                    San Jose, California  95134
                    U.S.A.
                    Attention:  Dr. C.S. Park
                    Facsimile:  (408) 232-8101

                    and
                    ---

                    Hyundai Electronic Industries, Co., Ltd.
                    San 136-1
                    Amri-ri, Bubal-eub
                    Ichon-si
                    Kyoungki-do, 467-71 Korea
                    Attention: Y.H. Kim, Chief Executive Officer

     Copy to:       Brobeck Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, CA 94303
                    U.S.A.
                    Attention: Rod J. Howard
                    Facsimile:  (650) 496-2777

     5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed entirely in such state, without giving effect to the conflicts of laws principles thereof and each of the parties hereto submits to jurisdiction in any state or federal court located in the State of California and waives any claim of improper jurisdiction or lack of venue in connection with any claim or controversy which may be brought in connection with this Agreement.

     5.6 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     5.7 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     5.8 Counterparts. This Agreement may be executed in two or more counterparts (any one of which may be by facsimile), each of which will be deemed an original and all of which together will constitute one and the same instrument.

     5.9 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their permitted successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     5.10 Reservation of Rights. Either party's waiver of any of its remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other remedies which that party shall have available to it, nor shall such waiver operate to waive the party's rights to any remedies due to a future breach, whether of a similar or different nature.

     5.11 Dealings with Third Parties. Neither party is, nor shall hold itself out to others to be, vested with any power, authority, or right to bind contractually or to act on behalf of the other party as its broker, agent, or otherwise for the purpose of committing, selling, conveying, or transferring any of the other party's assets or property, contracting for or in the name of the other party, or making any representation binding upon such other party.

     5.12 Conflict. In case of conflict between the terms and conditions of this Agreement and any schedule or exhibit hereto, the terms and conditions of such exhibit or schedule shall control and govern as it relates to the Transition Service to which those terms and conditions apply.

     5.13 Remedies. Each of the parties to this Agreement acknowledges and agrees that the Companies would be damaged irreparably in the event any of the covenants or agreements of Hyundai under this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the Companies shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement by Hyundai and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the parties.

     5.14 Arbitration. The terms and conditions of the arbitration provisions of paragraph 10.8 of the Recapitalization Agreement are incorporated herein by reference.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Transition Services Agreement as of the date first above written.

                                       HYUNDAI ELECTRONICS INDUSTRIES CO., LTD.

                                           /s/ Dr. C.S. Park
                                       By: ____________________________________
                                       Name: Dr. C.S. Park
                                       Title: Executive Vice President

                                       HYUNDAI ELECTRONICS AMERICA

                                           /s/ Dr. C.S. Park
                                       By: ____________________________________
                                       Name: Dr. C.S. Park
                                       Title: President

                                       CHIPPAC LIMITED

                                           /s/ P.J. Kim
                                       By: ____________________________________

                                              P.J. Kim
                                       Name: __________________________________
                                       Title: _________________________________

                                       CHIPPAC, INC.

                                           /s/ Gary Breton
                                       By: ____________________________________

                                               Gary Breton
                                       Name: __________________________________
                                       Title: _________________________________

                                       CHIPPAC KOREA COMPANY LTD.

                                           /s/ P.J. Kim
                                       By: ____________________________________

                                              P.J. Kim
                                       Name: __________________________________
                                       Title: _________________________________

                                       HYUNDAI ELECTRONICS COMPANY (SHANGHAI)
                                       LTD.

                                           /s/ P.J. Kim

                                       By: ____________________________________

                                              P.J. Kim
                                       Name: __________________________________
                                       Title: _________________________________

                                       CHIPPAC ASSEMBLY AND TEST (SHANGHAI)
                                       COMPANY, LTD.

                                           /s/ P.J. Kim
                                       By: ____________________________________

                                              P.J. Kim
                                       Name: __________________________________
                                       Title: _________________________________

                                       CHIPPAC BARBADOS LIMITED

                                           /s/ P.J. Kim
                                       By: ____________________________________

                                              P.J. Kim
                                       Name: __________________________________
                                       Title: _________________________________

                                                                       EXHIBIT A
                                                                       ---------



                                 SEE ATTACHED

SERVICE TO BE PROVIDED:  Transit Insurance.

DESCRIPTION OF SERVICES: HEI shall use commercially reasonable efforts to cause Hyundai Fire & Marine to provide to the Companies transit insurance on inventory and capital equipment shipped by CPK or CPC.

TIME PERIOD: These Transition Services shall be made available during the twelve month period following the date of this Agreement.

COST OF SERVICE: In consideration of the Transit Insurance to be provided, the Receiving Company shall pay Hyundai Fire & Marine on a transaction basis at Hyundai Fire & Marine's prevailing market insurance rates.

SERVICE TO BE PROVIDED:  Water Freight Services.

DESCRIPTION OF SERVICES: HEI shall use commercially reasonable efforts to cause Hyundai Merchant Marine to provide to the Companies water freight service for transport of raw materials and fixed assets between CPK and CPC.

TIME PERIOD: These Transition Services shall be made available during the twelve month period following the date of this Agreement.

COST OF SERVICE: In consideration of the Water Freight Services to be provided, the Receiving Company shall pay Hyundai Merchant Marine on a transaction basis at Hyundai Merchant Marine's prevailing market freight rates.

SERVICE TO BE PROVIDED:  Uniforms and Travel Services

DESCRIPTION OF SERVICES: HEI shall use commercially reasonable efforts to cause Hyundai Department Store to provide uniforms and travel services for CPK's employees.

TIME PERIOD: These Transition Services shall be made available during the twelve month period following the date of this Agreement.

COST OF SERVICE: In consideration of the Uniform and Travel Services to be provided, CPK shall pay Hyundai Department Store the purchase order value (which shall not be greater than market value) of the uniforms and the prevailing market value of the travel services.

SERVICE TO BE PROVIDED:  Office Space in Japan

DESCRIPTION OF SERVICES: Hyundai shall cause Hyundai Electronics Japan to share its current office space (or any replacement therefor) to house the Companies' operation of the Business in Japan.

TIME PERIOD: These Transition Services shall be made available during the twelve month period following the date of this Agreement.

COST OF SERVICE: The Office Space in Japan shall be made available based on the Prorated Facility Cost. "Prorated Facility Cost" means Hyundai Electronics Japan's actual out-of-pocket costs for (i) rent of the premises, (ii) electric, gas and water utility charges for the premises and (iii) janitorial charges for the premises, each prorated based upon a fraction, the numerator of which shall be the number of employees performing services (on a full time basis) in connection with the Business at the end of the preceding month and the denominator of which shall be the number of total employees working at the Office Space.

SERVICE TO BE PROVIDED:  Services of Employees in Japan

DESCRIPTION OF SERVICES: So long as the employees of Hyundai Electronics Japan currently performing services for the Business remain employees of Hyundai Electronics Japan, Hyundai shall cause Hyundai Electronics Japan to make such persons available on a full time basis to perform services for the Business. At the Companies' request, Hyundai shall further cause Hyundai Electronics Japan to hire and retain up to three more employees to perform, on a full time basis, other services for the Business as the Companies may designate; provided that the obligation of Hyundai Electronics Japan in such capacity shall be limited solely to serve as the employer of such employees and will not include the obligation to recruit any such employee. Any work required in connection with the recruitment of employees to perform services for the Business shall be the responsibility of the Companies.

TIME PERIOD: These Transition Services shall be made available during the twelve month period following the date of this Agreement.

COST OF SERVICE: In consideration of the services to be provided by the employees mentioned above, the Receiving Company or its designee shall reimburse Hyundai Electronics Japan an amount equal to the Employment Costs for each such employee. "Employment Costs" means the actual out-of-pocket employment costs incurred by Hyundai Electronics Japan with respect such employee with respect to
(i) salary and wages, (ii) employee reimbursement expenses and (iii) the employer's portion of (A) all payroll taxes, (B) all retirement plan contributions and (C) medical insurance premiums.

SERVICE TO BE PROVIDED:  Export and Consulting Services

DESCRIPTION OF SERVICES: During the term set forth below, the Companies shall engage HEI (and/or an HEI Affiliate designated by HEI) to act as the exporter of record for all of the Companies' exports out of Korea and, in connection therewith, the Companies shall (and HEI and/or its Affiliates shall permit the Companies to) use the Hyundai name for purposes of obtaining export permits and customs certificates and reporting exports to government agencies and to third parties (the "Export Reporting Services"), it being understood and agreed that nothing in this sentence shall require HEI or any of its Affiliates to provide greater Export Reporting Services than heretofore provided to ChipPAC, Inc., ChipPAC Korea and ChipPAC Shanghai by Hyundai Corporation. In addition, at the Companies' request, HEI shall provide to the Companies (i) additional Export Reporting Services (greater than those heretofore provided) and (ii) other export-related consulting services through its headquarters and worldwide overseas branches with respect to promotion, financing, advertising, collection of payments, products repair service arrangements, local practices and other functions related to the Business as the Companies may reasonably request (the services in clauses (i) and (ii) collectively, the "Other Export-Related Services"). The Export Reporting Services and the Other Export-Related Services may be provided by HEI either directly or, in HEI's discretion, through one or more of its Affiliates, at the direction of HEI, but HEI shall have responsibility for seeing that such services are performed.

TIME PERIOD:

Export Reporting Services: HEI shall provide, and the Companies hereby engage HEI to provide, the Export Reporting Services for the thirty-six (36) month period commencing on the date of this Agreement, such period to be automatically extended from year to year thereafter unless written notice of termination is given not less than six (6) months prior to the end of such year; provided that if the Companies reasonably determine that the continuation of such services will deprive the Companies of an economic benefit with a value to the Companies of more than one hundred thousand dollars ($100,000) per year (the "Threshold Amount") that cannot otherwise be obtained as long as such services are provided through HEI or its Affiliates, then prior to the expiration of such thirty-six
(36) month period or any extension thereof, (i) the Companies may give written notice of such loss (which notice shall include the amount of such loss) to HEI;
(ii) HEI shall have the right (but not the obligation) to agree to compensate the Companies for the full amount of such loss (without regard to the Threshold Amount) and any ongoing losses that may be incurred by the Companies as a result of continuing to receive such services from HEI or its Affiliates and shall notify the Companies of its election within sixty (60) days after receipt of notice from the Companies described in clause (i); and (iii) if HEI declines to compensate the Companies for any such loss, then the Companies shall have the right to terminate the Export Reporting Services upon three (3) months' written notice to HEI.

Other Export-Related Services: HEI shall make available to the Companies, upon request, the Other Export Related Services during the twelve (12) month period following the date of this Agreement.

COST OF SERVICE: In consideration of the Export and Consulting Services (including both the Export Reporting Services and the Other Export-Related Services) and upon presentation of a detailed invoice itemizing each service provided and the time charges and out-of-pocket expenses incurred in providing such service, the Receiving Company shall pay HEI an amount equal to the lesser of (i) the actual cost of the Other Export-Related Services (consisting of the prorated salary cost of employees devoted to providing such Other Export-Related Services, plus actual out-of-pocket expenses incurred in providing such Other Export-Related Services) and (ii) 0.25% of the declared value of the exported goods with respect to which the Other Export-Related Services were provided.

SERVICE TO BE PROVIDED:  Other Services

DESCRIPTION OF SERVICES: Hyundai will, and will cause its Affiliates to, provide to the Companies, upon the request of the Companies, any other services not specifically set forth in this Agreement, to the extent such services were provided by Hyundai or any of its Affiliates to the Business at any time during the twelve month period ended on the Closing Date.

TIME PERIOD: These Transition Services shall be made available during the twelve month period following the date of this Agreement.

COST OF SERVICE: In consideration of the Other Services to be provided, the Receiving Company shall reimburse Hyundai an amount equal to the out-of-pocket costs paid by Hyundai to any third party in providing such services.